UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2023

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York 14450
(Address of Principal Executive Offices, including zip code)

(585) 495-4100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Class A, $.25 Par	SENEA	NASDAQ Global Select Market
Common Stock Class B, $.25 Par	SENEB	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 19, 2023, the Audit Committee of Seneca Foods Corporation (the “Company”), after consultation with the Company’s management, including the Chief Financial Officer and Corporate Controller (the "Authorized Officers"), concluded that the following financial statements previously filed by the Company with the Securities and Exchange Commission (“Commission”) should no longer be relied upon due to errors in such financial statements relating to the accounting for valuing inventory using the last-in, first-out ("LIFO") method and related internal controls (collectively, the “Errors”):

1.	the fiscal year ended March 31, 2023; and
2.	the fiscal year ended March 31, 2022 (collectively, the “Non-Reliance Periods”).

Accordingly, investors should no longer rely upon the Company’s previously released financial statements for the Non-Reliance Periods. In addition, investors should no longer rely upon earnings releases for these periods and other communications relating to these financial statements.

The Errors are estimated to (i) increase cost of products sold by $31.6 million and $6.3 million in fiscal years 2023 and 2022, respectively and (ii) reduce net earnings by $23.9 million and $4.8 million in fiscal years 2023 and 2022, respectively. The Errors would decrease the Company's recorded inventory values partially offset by the related income tax impact. At this time, the Company has not fully completed its review and the expected financial impact of the Errors described above is preliminary and subject to change. The Company will file a Form 10-K/A for the fiscal year ended March 31, 2023, which will include restated financial statements for fiscal years 2023 and 2022, as soon as practicable.

The foregoing changes are solely related to the valuation of inventory under the LIFO method and have no impact on results under the first-in, first out (FIFO) method of inventory accounting. As such, the adjustments described above are entirely non-cash: there is no impact on the Company’s cash position, cash flow, revenues, or liquidity. There is no impact on the Company’s financial covenants contained within its credit agreements, which are based on FIFO results. There is no impact on Adjusted Annual Earnings, which the Company determined to be its most important financial performance measure in its most recently filed Proxy Statement.

As previously disclosed, substantially all inventories of the Company are stated at the lower of cost or market with cost determined using the LIFO method. An actual valuation of inventory under the LIFO method is made at the end of each fiscal year based on the inventory levels and costs at that time. In contrast, interim LIFO calculations are based on management’s estimates of expected year-end inventory levels, production pack yields, sales and the expected rate of inflation or deflation for the year. The interim LIFO calculations are subject to adjustment in the final year-end LIFO inventory valuation. Subsequent to the year-end audit, the Company’s management discovered that during the formulaic valuation of LIFO inventory values at fiscal year-end, improper quantities were applied to the calculation which resulted in an understatement of the LIFO reserve as of March 31, 2023 and 2022. Management determined that correct LIFO quantities were applied to the actual valuation of LIFO at year-end prior to fiscal year 2022.

The Company’s management evaluated its prior conclusions regarding the effectiveness of the Company’s disclosure control and procedures and internal control over financial reporting. Based on that evaluation, management has concluded that this matter resulted from a material weakness in the Company’s internal control over financial reporting. As a result of the material weakness, the Company has concluded that its internal control over financial reporting and its disclosure controls and procedures were ineffective as of the periods referenced above. A material weakness cannot be considered remediated until the applicable remedial controls operate for a sufficient time and management has concluded, through testing, that these controls are operating effectively. The required testing for remediation is expected to occur prior to the Company completing its internal control over financial reporting assessment for the year ending March 31, 2024.

The Authorized Officers discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm, Plante Moran, P.C.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2023	SENECA FOODS CORPORATION

	By:	/s/ Michael S. Wolcott
	Name:	Michael S. Wolcott
	Title:	Chief Financial Officer